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                                                               EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements
File Nos. 33-65604, 33-66780, 33-51238, 33-59938, 33-64628, 33-64741 and
33-63523 of IRT Property Company on Form S-3 of our report dated July 1, 1997 relating to the statement of revenues and certain expenses of Greenwood Shopping Center for the year ended December 31, 1996 appearing in the Report on Form 8-K of IRT Property Company dated July 1, 1997.


DELOITTE & TOUCHE LLP
Miami, Florida
August 5, 1997